SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) March 28, 2000

                    BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


     Pennsylvania                     0-10822                    25-1229323
  (State of other jurisdiction   (Commission File Number)     (IRS Employer
    of incorporation)                                      Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)







Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.

          Biocontrol Technology, Inc. subsidiary Diasensor.com has purchased an equity interest in Diabecore Medical Inc., a Toronto-based company working to develop a new insulin for the treatment of diabetes. With this initial investment, Diasensor.com will own 12% of Diabecore, advancing to a 35% ownership at completion of funding in approximately 16 months. Diabecore Founder and President William Lougheed, P.Eng., has invented this insulin, which, in in-vivo studies, has demonstrated effectiveness in controlling hyperglycemia without risk of severe hypoglycemia. In laboratory tests, this new insulin, when administered in large doses, extends the duration of insulin action for improved control of glucose levels, rather than producing hypoglycemia. This new insulin has shown to be three to four times less hypoglycemic compared to any presently available insulin.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.

                                   by  /s/   Fred E. Cooper
                                         Fred E. Cooper, CEO
DATED:  March 28, 2000


                                                  BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Investors                                              Media
Diane McQuaide                                         Susan Taylor
1.412.429.0673  phone                                  1.412.429.0673 phone
1.412.279.9690  fax                                    1.412.279.5041 fax



BIOCONTROL SUBSIDIARY DIASENSOR.COM INVESTS IN DIABECORE MEDICAL FOR

                     NEW INSULIN DEVELOPMENT


Pittsburgh, PA (March 28, 2000) - Biocontrol Technology, Inc. (OTCBB:BICO) subsidiary Diasensor.com has purchased an equity interest in Diabecore Medical Inc., a Toronto-based company working to develop a new insulin for the treatment of diabetes. With this initial investment, Diasensor.com will own 12% of Diabecore, advancing to a 35% ownership at completion of funding in approximately 16 months.
     Diabetes affects 200 million people worldwide and is characterized by the inability to properly metabolize glucose, resulting in elevated blood glucose concentrations or hyperglycemia. Currently, there is no available insulin able to normalize hyperglycemia without the accompanying risk of frequent and/or severe episodes of low blood glucose or hypoglycemia in most individuals with diabetes.
     Diabecore Founder and President William Lougheed, P.Eng., has invented this insulin, which, in in-vivo studies, has demonstrated effectiveness in controlling hyperglycemia without risk of severe hypoglycemia. In laboratory tests, this new insulin, when administered in large doses, extends the duration of insulin action for improved control of glucose levels, rather than producing hypoglycemia. This new insulin has shown to be three to four times less hypoglycemic compared to any presently available insulin.
     The development of Diabecore's insulin involved several years of scientific effort by Lougheed and Kusiel Perlman, M.D., with the support of the Research Institute of The Hospital for Sick Children in Toronto and The Loyal True Blue and Orange Research Institute in Richmond Hill, Ontario.

                             -more-









BIOCONTROL SUBSIDIARY DIASENSOR.COM INVESTS IN DIABECORE  MEDICAL
FOR NEW INSULIN DEVELOPMENT
PAGE 2

     This insulin is patented in the United States and Europe. Diabecore's immediate plans will focus on acute and chronic toxicology in animals, and manufacturing, including proof of product stability, batch product quality assurance, and production scale-up. Diabecore anticipates that clinical trials will begin within 24 months.
     Lougheed, a biomedical engineer, has served as a consultant to the Research Institute of The Hospital for Sick Children and research director of The Loyal True Blue and Orange Research Institute. He has studied the physiology of insulin action for 20 years and has developed drug delivery systems and medical devices, which have successfully entered the marketplace. As president of Diabecore, he manages the overall direction, clinical design and development of the new insulin.
     Dr. Perlman is a staff endocrinologist at The Hospital for Sick Children and an associate professor at the University of Toronto. He pioneered the first studies involving computer programmed intravenous insulin infusions in diabetic adolescents and has performed numerous clinical trials involving novel insulin and insulin therapies. He serves as vice president of Diabecore.
     Biocontrol Technology has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. The company's subsidiaries include Diasensor.com, IDT, Inc. and Petrol Rem,
Inc. Diasensor.com markets and owns the technology for the Diasensor Noninvasive Glucose Monitor and is establishing a telemedicine program using the Diasensor 2000, which will link in-home patients to diabetes clinics via the Internet.
Diasensor.com is located in Pittsburgh, PA.







WEB SITE:  www.bico.com
INVESTOR RELATIONS NEWSLINE NUMBER:       1-800-357-6204

   This press release contains statements of a forward-looking nature.  Shareholders and potential investors are cautioned that such statements are predictions and actual events or results may vary significantly.
                               ###